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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

To the Partners of
TEPPCO Partners, L.P.:

We consent to the incorporation by reference in the registration statements
(No. 3-81976) and (No. 333-74286) on Form S-3 and the registration statement (No. 33-82892) on Form S-8 of TEPPCO Partners, L.P. of our report dated April 9, 2002, with respect to the consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiary as of December 31, 2001, which report appears in the Current Report on Form 8-K of TEPPCO Partners, L.P. filed
April 16, 2002.

                                         KPMG LLP

Houston, Texas
April 16, 2002